UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with Horizon Lines, Inc.’s (the “Company”) previously disclosed exchange offer, the Company and certain holders of its 4.25% convertible senior notes due 2012 (the “Exchanging Holders”) entered into a restructuring support agreement dated August 26, 2011, as amended on September 29, 2011 and October 3, 2011 (collectively, the “Restructuring Support Agreement”). The Restructuring Support Agreement clarified certain understandings regarding post-closing corporate governance-related items. In particular, the Restructuring Support Agreement provided that the Exchanging Holders will designate seven director nominees to our Board of Directors, and we will use reasonable best efforts to cause our Board of Directors to increase the size of our Board of Directors from eight to eleven directors. Accordingly, effective November 25, 2011, four of our eight directors, James G. Cameron, Vernon Clark U.S.N. (Ret.), Norman Y. Mineta and Thomas P. Storrs will retire.

Election of Directors

On November 11, 2011, our Board of Directors adopted a resolution that increased the size of our Board of Directors to eleven members to be comprised of four Class I Directors, four Class II Directors and three Class III Directors. Effective November 25, 2011, our Board of Directors appointed Jeffrey A. Brodsky, Kurt M. Cellar, Carol B. Hallett, James LaChance, Steven L. Rubin, Martin Tuchman, and David N. Weinstein to serve as members of our Board of Directors. Four of the new directors will fill the terms of the four retiring directors noted above. Our Board of Directors appointed three of the new directors to fill the new positions created by the recent increase in the size of our Board of Directors. The seven new directors have been nominated by our Board of Directors in consultation with the Exchanging Holders, pursuant to the Restructuring Support Agreement. Our Board of Directors has appointed Jeffrey A. Brodsky, Kurt M. Cellar and David N. Weinstein as Class I Directors whose term expires at the annual meeting of our stockholders in 2012, Carol B. Hallett and Martin Tuchman as Class II Directors whose term expires at the annual meeting of our stockholders in 2013 and James LaChance and Steven L. Rubin as Class III Directors whose term expires at the annual meeting of our stockholders in 2014. The background of each of the new directors is set forth in a Schedule 14F-1 that the Company filed with the Securities and Exchange Commission on November 14, 2011, and is mailing to its stockholders.

Each of the new directors will receive the standard compensation for service on our Board of Directors, which currently consists of an annual retainer cash fee of $50,000, pro rata based on time served during the compensation year and restricted stock units equivalent to approximately $60,000. We believe that the newly constituted Board of Directors intends to review current compensation practices and the Board of Directors’ existing fee and award structure to determine the appropriate mix of compensation elements for the future. The Company and each of the new directors also will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 18, 2008, and is incorporated herein by reference.

Our Board of Directors has not yet determined the committees of the Board of Directors to which the new directors will be named.

A copy of the press release relating to the election of directors is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: November 14, 2011	By:	/s/ Michael F. Zendan II
		Name:	Michael F. Zendan II
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated November 14, 2011.

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